Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-196125, No. 333-151746, and No. 333-58320) of Flowers Foods, Inc. of our report dated June 18, 2026 relating to the financial statements and supplemental schedule of Flowers Foods, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Miami, FL

June 18, 2026

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